Exhibit 99.1

NEWS RELEASE

Investor Contact:

Brian Klaus, Senior Vice President, Director of Investor Relations

920-491-7059

Media Contact:

Cliff Bowers, Senior Vice President, Director of Public Relations

920-491-7542

Associated Reports Third Quarter Earnings of $0.31 per share

Earnings per share up 15% from prior year

GREEN BAY, Wis. — October 16, 2014 — Associated Banc-Corp (NASDAQ: ASBC) today reported net income to common shareholders of $49 million, or $0.31 per common share, for the quarter ended September 30, 2014. This compares to net income to common shareholders of $45 million, or $0.28 per common share, for the quarter ended June 30, 2014 and $44 million, or $0.27 per common share for the quarter ended September 30, 2013.

“We are pleased with our strong results this quarter. Growth in loan interest income drove top line revenue higher. We remain focused on investing in technology which is essential to sustain and improve operational efficiency,” said President and CEO Philip B. Flynn. “We will continue our on-going commitment to build long-term shareholder value at Associated with a focus on strengthening our franchise and deploying capital in a disciplined manner.”

HIGHLIGHTS

•	Average loans grew $495 million, or 3% from the second quarter to $17.1 billion

–	Average total commercial loan balances grew $235 million, or 2% from the second quarter

–	Average residential mortgage loans grew $231 million or 6% from the prior quarter

•	Average deposits grew $701 million, or 4% from the second quarter to $17.9 billion

–	Average checking balances grew $369 million or 5% from the prior quarter

•	Net interest income of $173 million increased $4 million, or 2% from the second quarter, and $12 million, or 8% compared to the year ago quarter

•	Provision for credit losses of $1 million declined $4 million from the second quarter

•	Noninterest income increased $3 million, or 4% compared to the prior quarter, and increased $4 million, or 6% from the year ago quarter

•	Noninterest expenses of $172 million were up $4 million, or 2% compared to the prior quarter

•	Pretax income of $75 million increased $7 million, or 10% from the second quarter and increased $8 million, or 11% from the year ago quarter

•	During the third quarter, the Company repurchased approximately 5 million shares of common stock at an average cost of $18.17 per share

•	Return on Tier 1 common equity was 10.4% for the third quarter

•	Capital ratios remain strong with a Tier 1 common equity ratio of 10.39% at September 30, 2014

– more –

THIRD QUARTER 2014 FINANCIAL RESULTS

Loans

Average loans of $17.1 billion increased $495 million, or 3% from the second quarter, and have increased $1.4 billion on average or 9%, from the year ago quarter. Total average commercial loans grew $235 million, or 2% from the second quarter, and are up $1 billion or 11%, from the year ago quarter. Commercial and business lending average balances grew $184 million, or 3% from the prior quarter. Within commercial and business lending, the mortgage warehouse portfolio grew an average of $115 million during the quarter and accounted for the largest share of the growth. Commercial real estate lending average balances grew by $51 million, or 1% from the second quarter. Total average consumer loans grew $260 million, or 4% from the prior quarter. Residential mortgage average balances grew $231 million, or 6% from the second quarter. Installment loan average balances grew $75 million from the second quarter, related to the purchase of a participation in the Associated Bank branded credit card portfolio on June 30, 2014. Home equity average balances declined $46 million during the quarter.

Deposits

Third quarter average deposits of $17.9 billion increased $701 million, or 4% compared to the second quarter and are up $264 million, or 2% from the year ago quarter. Average checking balances increased $369 million, or 5% from the prior quarter and have increased $261 million, or 4% from the year ago quarter. Money market average balances increased $381 million, or 5% from the second quarter. Average time deposits declined $52 million, or 3% during the third quarter, and have declined $228 million, or 13% from the year ago quarter.

Net Interest Income and Net Interest Margin

Third quarter net interest income of $173 million increased $4 million, or 2% compared to the prior quarter and $12 million, or 8% compared to the year ago quarter.

Third quarter net interest margin was 3.06%, a decrease of 2 basis points from the 3.08% reported in the second quarter and a decrease of 7 basis points from a year ago. The decrease from the second quarter was the result of a 2 basis point decline in asset yields while liability costs remained flat. Total interest-bearing funding costs remained at 29 basis points, while total interest-bearing deposit costs were at 19 basis points, for the third quarter.

– more –

Noninterest Income and Expense

Noninterest income for the third quarter was $75 million, up $3 million, or 4% from the second quarter and up $4 million, or 6% from the year ago quarter. Mortgage banking income increased $1 million from the prior quarter and $3 million from the year ago quarter. Insurance commissions declined from the prior quarter, primarily related to the establishment of a $4 million reserve for remediation on legacy debt protection products. Asset gains increased from the prior quarter related to two corporate real estate gains of $3 million and $1 million, respectively.

Total noninterest expense for the third quarter was $172 million, up $4 million, or 2% from the second quarter. Advertising expenses increased $2 million from the second quarter primarily related to the Bank’s fall marketing campaign. FDIC expense increased from the second quarter reflecting the growth in risk-weighted assets.

Taxes

Third quarter income taxes of $24 million were up $3 million from the prior quarter. The effective tax rate for the third quarter was 33%.

Credit

Net charge offs of $3 million for the third quarter were flat to the prior quarter, and were down $3 million from the year ago quarter. Potential problem loans of $220 million declined 24% from the prior quarter. With these improvements in credit portfolio metrics, the third quarter provision for credit losses of $1 million was down $4 million from the prior quarter.

The Company’s allowance for loan losses was $266 million, equal to 1.55% of loans and reflects a coverage ratio of 145% of nonaccrual loans at September 30, 2014.

Nonaccrual loans were up 3%, to $184 million compared to the second quarter, but were down 11% from a year ago. The ratio of nonaccrual loans to total loans was up slightly from the previous quarter and stands at 1.07%.

Capital Ratios

The Company’s capital position remains strong, with a Tier 1 common equity ratio of 10.39% at September 30, 2014. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

– more –

THIRD QUARTER 2014 EARNINGS RELEASE CONFERENCE CALL

The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, October 16, 2014. Interested parties can listen to the call live on the internet through the investor relations section of the company’s website, https://www.associatedbank.com/investor or by dialing 877-407-8037. The slide presentation for the call will be available on the company’s website just prior to the call. The number for international callers is 201-689-8037. Participants should ask the operator for the Associated Banc-Corp third quarter 2014 earnings call.

An audio archive of the webcast will be available on the company’s website at https://www.associatedbank.com/investor approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP

Associated Banc-Corp (NASDAQ: ASBC) has total assets of $26 billion and is one of the top 50, publicly traded, U.S. bank holding companies. Headquartered in Green Bay, Wis., Associated is a leading Midwest banking franchise, offering a full range of financial products and services in over 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota, and commercial financial services in Indiana, Michigan, Missouri, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD LOOKING STATEMENTS

Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “will”, “intend”, “outlook”, or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release contains references to measures which are not defined in generally accepted accounting principles (“GAAP”), including “efficiency ratio,” “Tier 1 common equity”, and “core fee-based revenue.” Information concerning these non-GAAP financial measures can be found in the attached tables.

# # #

Exhibit 99.1

Associated Banc-Corp

Consolidated Balance Sheets (Unaudited)

(in thousands)	September 30, 2014	June 30, 2014	Seql Qtr $ Change	March 31, 2014	December 31, 2013	September 30, 2013	Comp Qtr $ Change
Assets
Cash and due from banks	$381,287	$549,883	$(168,596)	$526,951	$455,482	$526,009	$(144,722)
Interest-bearing deposits in other financial institutions	74,945	78,233	(3,288)	92,071	126,018	277,761	(202,816)
Federal funds sold and securities purchased under agreements to resell	18,320	18,135	185	4,400	20,745	25,400	(7,080)
Securities held to maturity, at amortized cost	301,941	246,050	55,891	193,759	175,210	125,095	176,846
Securities available for sale, at fair value	5,345,422	5,506,379	(160,957)	5,277,908	5,250,585	4,840,035	505,387
Federal Home Loan Bank and Federal
Reserve Bank stocks, at cost	188,875	186,247	2,628	181,360	181,249	181,129	7,746
Loans held for sale	141,672	78,657	63,015	46,529	64,738	102,052	39,620
Loans	17,159,090	17,045,052	114,038	16,441,444	15,896,261	15,585,854	1,573,236
Allowance for loan losses	(266,262)	(271,851)	5,589	(267,916)	(268,315)	(271,724)	5,462

Loans, net	16,892,828	16,773,201	119,627	16,173,528	15,627,946	15,314,130	1,578,698
Premises and equipment, net	272,283	264,735	7,548	269,257	270,890	265,636	6,647
Goodwill	929,168	929,168	—	929,168	929,168	929,168	—
Other intangible assets, net	69,201	70,538	(1,337)	72,629	74,464	75,730	(6,529)
Trading assets	34,005	40,630	(6,625)	40,822	43,728	49,402	(15,397)
Other assets	1,003,875	985,930	17,945	997,815	1,006,697	977,128	26,747

Total assets	$25,653,822	$25,727,786	$(73,964)	$24,806,197	$24,226,920	$23,688,675	$1,965,147

Liabilities and Stockholders’ Equity
Noninterest-bearing demand deposits	$4,302,454	$4,211,057	$91,397	$4,478,981	$4,626,312	$4,453,663	$(151,209)
Interest-bearing deposits	13,898,804	13,105,202	793,602	13,030,946	12,640,855	13,884,245	14,559

Total deposits	18,201,258	17,316,259	884,999	17,509,927	17,267,167	18,337,908	(136,650)
Federal funds purchased and securities sold under agreements to repurchase	765,641	959,051	(193,410)	939,254	475,442	580,479	185,162
Other short-term funding	664,539	1,378,120	(713,581)	308,652	265,484	1,046,401	(381,862)
Long-term funding	2,931,547	2,931,809	(262)	2,932,040	3,087,267	614,568	2,316,979
Trading liabilities	36,003	43,311	(7,308)	43,450	46,470	52,430	(16,427)
Accrued expenses and other liabilities	185,256	169,290	15,966	171,850	193,800	184,607	649

Total liabilities	22,784,244	22,797,840	(13,596)	21,905,173	21,335,630	20,816,393	1,967,851
Stockholders’ Equity
Preferred equity	61,024	61,024	—	61,158	61,862	62,737	(1,713)
Common stock	1,719	1,750	(31)	1,750	1,750	1,750	(31)
Surplus	1,583,032	1,628,356	(45,324)	1,623,323	1,617,990	1,614,516	(31,484)
Retained earnings	1,466,525	1,432,518	34,007	1,402,549	1,392,508	1,361,498	105,027
Accumulated other comprehensive income (loss)	(1,725)	10,494	(12,219)	(11,577)	(24,244)	(37,120)	35,395
Treasury stock	(240,997)	(204,196)	(36,801)	(176,179)	(158,576)	(131,099)	(109,898)

Total stockholders’ equity	2,869,578	2,929,946	(60,368)	2,901,024	2,891,290	2,872,282	(2,704)

Total liabilities and stockholders’ equity	$25,653,822	$25,727,786	$(73,964)	$24,806,197	$24,226,920	$23,688,675	$1,965,147

Associated Banc-Corp

Consolidated Statements of Income (Unaudited)

	For The Three Months Ended				For The Nine Months Ended
	September 30,		Quarter		September 30,		Year-to-Date
(in thousands, except per share amounts)	2014	2013	$ Change	% Change	2014	2013	$ Change	% Change
Interest Income
Interest and fees on loans	$152,030	$146,219	$5,811	4.0%	$442,046	$438,642	$3,404	0.8%
Interest and dividends on investment securities:
Taxable	25,037	21,544	3,493	16.2%	77,403	64,603	12,800	19.8%
Tax-exempt	7,483	6,711	772	11.5%	21,484	20,461	1,023	5.0%
Other interest	1,503	1,260	243	19.3%	4,814	3,740	1,074	28.7%

Total interest income	186,053	175,734	10,319	5.9%	545,747	527,446	18,301	3.5%
Interest Expense
Interest on deposits	6,621	7,617	(996)	(13.1%)	18,975	23,927	(4,952)	(20.7%)
Interest on Federal funds purchased and securities sold under agreements to repurchase	390	308	82	26.6%	1,001	1,051	(50)	(4.8%)
Interest on other short-term funding	233	434	(201)	(46.3%)	629	1,291	(662)	(51.3%)
Interest on long-term funding	6,179	6,866	(687)	(10.0%)	18,836	22,833	(3,997)	(17.5%)

Total interest expense	13,423	15,225	(1,802)	(11.8%)	39,441	49,102	(9,661)	(19.7%)

Net Interest Income	172,630	160,509	12,121	7.6%	506,306	478,344	27,962	5.8%
Provision for credit losses	1,000	(800)	1,800	N/M	11,000	7,800	3,200	41.0%

Net interest income after provision for credit losses	171,630	161,309	10,321	6.4%	495,306	470,544	24,762	5.3%
Noninterest Income
Trust service fees	12,218	11,380	838	7.4%	35,946	33,695	2,251	6.7%
Service charges on deposit accounts	17,961	18,407	(446)	(2.4%)	51,773	52,679	(906)	(1.7%)
Card-based and other nondeposit fees	12,407	12,688	(281)	(2.2%)	37,493	37,229	264	0.7%
Insurance commissions	7,860	11,356	(3,496)	(30.8%)	33,828	32,750	1,078	3.3%
Brokerage and annuity commissions	4,040	3,792	248	6.5%	12,593	10,996	1,597	14.5%

Total core fee-based revenue	54,486	57,623	(3,137)	(5.4%)	171,633	167,349	4,284	2.6%
Mortgage banking, net	6,669	3,542	3,127	88.3%	18,392	40,570	(22,178)	(54.7%)
Capital market fees, net	2,939	2,652	287	10.8%	7,360	10,309	(2,949)	(28.6%)
Bank owned life insurance income	3,506	2,817	689	24.5%	10,837	9,068	1,769	19.5%
Asset gains, net	4,934	1,934	3,000	155.1%	6,561	2,726	3,835	140.7%
Investment securities gains, net	57	248	(191)	(77.0%)	469	582	(113)	(19.4%)
Other	2,317	2,100	217	10.3%	5,424	6,622	(1,198)	(18.1%)

Total noninterest income	74,908	70,916	3,992	5.6%	220,676	237,226	(16,550)	(7.0%)
Noninterest Expense
Personnel expense	97,650	98,102	(452)	(0.5%)	293,141	295,800	(2,659)	(0.9%)
Occupancy	13,743	14,758	(1,015)	(6.9%)	43,088	44,725	(1,637)	(3.7%)
Equipment	6,133	6,213	(80)	(1.3%)	18,636	18,842	(206)	(1.1%)
Technology	13,573	12,323	1,250	10.1%	40,891	36,482	4,409	12.1%
Business development and advertising	7,467	5,947	1,520	25.6%	17,606	15,512	2,094	13.5%
Other intangible amortization	990	1,010	(20)	(2.0%)	2,972	3,032	(60)	(2.0%)
Loan expense	3,813	3,157	656	20.8%	10,220	9,485	735	7.7%
Legal and professional fees	4,604	3,482	1,122	32.2%	13,228	14,310	(1,082)	(7.6%)
Losses other than loans	677	(600)	1,277	N/M	1,602	283	1,319	N/M
Foreclosure/OREO expense	2,083	2,515	(432)	(17.2%)	5,554	7,239	(1,685)	(23.3%)
FDIC expense	6,859	4,755	2,104	44.2%	16,805	14,582	2,223	15.2%
Other	14,261	13,509	752	5.6%	43,693	41,190	2,503	6.1%

Total noninterest expense	171,853	165,171	6,682	4.0%	507,436	501,482	5,954	1.2%

Income before income taxes	74,685	67,054	7,631	11.4%	208,546	206,288	2,258	1.1%
Income tax expense	24,478	21,396	3,082	14.4%	66,775	65,354	1,421	2.2%

Net income	50,207	45,658	4,549	10.0%	141,771	140,934	837	0.6%
Preferred stock dividends	1,255	1,285	(30)	(2.3%)	3,777	3,885	(108)	(2.8%)

Net income available to common equity	$48,952	$44,373	$4,579	10.3%	$137,994	$137,049	$945	0.7%

Earnings Per Common Share:
Basic	$0.31	$0.27	$0.04	14.8%	0.86	0.82	$0.04	4.9%
Diluted	$0.31	$0.27	$0.04	14.8%	0.85	0.82	$0.03	3.7%
Average Common Shares Outstanding:
Basic	155,925	164,954	(9,029)	(5.5%)	159,090	166,586	(7,496)	(4.5%)
Diluted	156,991	165,443	(8,452)	(5.1%)	159,993	166,760	(6,767)	(4.1%)

N/M = Not meaningful

Associated Banc-Corp

Consolidated Statements of Income (Unaudited)—Quarterly Trend

			Sequential Qtr					Comparable Qtr
(in thousands, except per share amounts)	3Q14	2Q14	$ Change	% Change	1Q14	4Q13	3Q13	$ Change	% Change
Interest Income
Interest and fees on loans	$152,030	$146,629	$5,401	3.7%	$143,387	$148,884	$146,219	$5,811	4.0%
Interest and dividends on investment securities:
Taxable	25,037	26,109	(1,072)	(4.1%)	26,257	24,316	21,544	3,493	16.2%
Tax-exempt	7,483	7,030	453	6.4%	6,971	6,884	6,711	772	11.5%
Other interest	1,503	1,862	(359)	(19.3%)	1,449	1,453	1,260	243	19.3%

Total interest income	186,053	181,630	4,423	2.4%	178,064	181,537	175,734	10,319	5.9%
Interest Expense
Interest on deposits	6,621	6,195	426	6.9%	6,159	7,340	7,617	(996)	(13.1%)
Interest on Federal funds purchased and securities sold under agreements to repurchase	390	306	84	27.5%	305	271	308	82	26.6%
Interest on other short-term funding	233	280	(47)	(16.8%)	116	228	434	(201)	(46.3%)
Interest on long-term funding	6,179	6,146	33	0.5%	6,511	6,499	6,866	(687)	(10.0%)

Total interest expense	13,423	12,927	496	3.8%	13,091	14,338	15,225	(1,802)	(11.8%)

Net Interest Income	172,630	168,703	3,927	2.3%	164,973	167,199	160,509	12,121	7.6%
Provision for credit losses	1,000	5,000	(4,000)	(80.0%)	5,000	2,300	(800)	1,800	N/M

Net interest income after provision for credit losses	171,630	163,703	7,927	4.8%	159,973	164,899	161,309	10,321	6.4%
Noninterest Income
Trust service fees	12,218	12,017	201	1.7%	11,711	11,938	11,380	838	7.4%
Service charges on deposit accounts	17,961	17,412	549	3.2%	16,400	17,330	18,407	(446)	(2.4%)
Card-based and other nondeposit fees	12,407	12,577	(170)	(1.4%)	12,509	12,684	12,688	(281)	(2.2%)
Insurance commissions	7,860	13,651	(5,791)	(42.4%)	12,317	11,274	11,356	(3,496)	(30.8%)
Brokerage and annuity commissions	4,040	4,520	(480)	(10.6%)	4,033	3,881	3,792	248	6.5%

Total core fee-based revenue	54,486	60,177	(5,691)	(9.5%)	56,970	57,107	57,623	(3,137)	(5.4%)
Mortgage banking, net	6,669	5,362	1,307	24.4%	6,361	8,277	3,542	3,127	88.3%
Capital market fees, net	2,939	2,099	840	40.0%	2,322	2,771	2,652	287	10.8%
Bank owned life insurance income	3,506	3,011	495	16.4%	4,320	2,787	2,817	689	24.5%
Asset gains, net	4,934	899	4,035	N/M	728	2,687	1,934	3,000	155.1%
Investment securities gains (losses), net	57	34	23	67.6%	378	(18)	248	(191)	(77.0%)
Other	2,317	665	1,652	248.4%	2,442	2,262	2,100	217	10.3%

Total noninterest income	74,908	72,247	2,661	3.7%	73,521	75,873	70,916	3,992	5.6%
Noninterest Expense
Personnel expense	97,650	97,793	(143)	(0.1%)	97,698	101,215	98,102	(452)	(0.5%)
Occupancy	13,743	13,785	(42)	(0.3%)	15,560	14,684	14,758	(1,015)	(6.9%)
Equipment	6,133	6,227	(94)	(1.5%)	6,276	6,509	6,213	(80)	(1.3%)
Technology	13,573	14,594	(1,021)	(7.0%)	12,724	12,963	12,323	1,250	10.1%
Business development and advertising	7,467	5,077	2,390	47.1%	5,062	7,834	5,947	1,520	25.6%
Other intangible amortization	990	991	(1)	(0.1%)	991	1,011	1,010	(20)	(2.0%)
Loan expense	3,813	3,620	193	5.3%	2,787	3,677	3,157	656	20.8%
Legal and professional fees	4,604	4,436	168	3.8%	4,188	5,916	3,482	1,122	32.2%
Losses other than loans	677	381	296	77.7%	544	1,559	(600)	1,277	N/M
Foreclosure/OREO expense	2,083	1,575	508	32.3%	1,896	2,829	2,515	(432)	(17.2%)
FDIC expense	6,859	4,945	1,914	38.7%	5,001	4,879	4,755	2,104	44.2%
Other	14,261	14,501	(240)	(1.7%)	14,931	16,091	13,509	752	5.6%

Total noninterest expense	171,853	167,925	3,928	2.3%	167,658	179,167	165,171	6,682	4.0%

Income before income taxes	74,685	68,025	6,660	9.8%	65,836	61,605	67,054	7,631	11.4%
Income tax expense	24,478	21,660	2,818	13.0%	20,637	13,847	21,396	3,082	14.4%

Net income	50,207	46,365	3,842	8.3%	45,199	47,758	45,658	4,549	10.0%
Preferred stock dividends	1,255	1,278	(23)	(1.8%)	1,244	1,273	1,285	(30)	(2.3%)

Net income available to common equity	$48,952	$45,087	$3,865	8.6%	$43,955	$46,485	$44,373	$4,579	10.3%

Earnings Per Common Share:
Basic	$0.31	$0.28	$0.03	10.7%	$0.27	$0.28	$0.27	$0.04	14.8%
Diluted	$0.31	$0.28	$0.03	10.7%	$0.27	$0.28	$0.27	$0.04	14.8%
Average Common Shares Outstanding:
Basic	155,925	159,940	(4,015)	(2.5%)	161,467	162,611	164,954	(9,029)	(5.5%)
Diluted	156,991	160,838	(3,847)	(2.4%)	162,188	163,235	165,443	(8,452)	(5.1%)

N/M = Not meaningful.

Associated Banc-Corp

Selected Quarterly Information

($ in millions, except per share and full time equivalent employee data)	YTD 2014	YTD 2013	3rd Qtr 2014	2nd Qtr 2014	1st Qtr 2014	4th Qtr 2013	3rd Qtr 2013
Per Common Share Data
Dividends	$0.27	$0.24	$0.09	$0.09	$0.09	$0.09	$0.08
Market Value:
High	18.90	17.60	18.90	18.39	18.35	17.56	17.60
Low	15.58	13.46	17.42	16.82	15.58	15.34	15.29
Close	17.42	15.49	17.42	18.08	18.06	17.40	15.49
Book value	18.15	17.10	18.15	17.99	17.64	17.40	17.10
Tier 1 common equity / share	12.10	11.59	12.10	12.04	11.88	11.77	11.59
Tangible book value / share	$12.09	$11.37	$12.09	$12.11	$11.80	$11.62	$11.37

Performance Ratios (annualized)
Return on average assets	0.76%	0.81%	0.78%	0.75%	0.76%	0.80%	0.78%
Return on average tangible common equity	9.79	9.68	10.35	9.56	9.45	9.87	9.48
Return on average Tier 1 common equity (1)	9.78	9.77	10.38	9.56	9.38	9.78	9.31
Effective tax rate	32.02	31.68	32.77	31.84	31.35	22.48	31.91
Dividend payout ratio (3)	31.40	29.27	29.03	32.14	33.33	32.14	29.63

Average Balances
Common stockholders’ equity	$2,824	$2,836	$2,815	$2,830	$2,827	$2,810	$2,800
Average Tier 1 common equity (1)	$1,887	$1,876	$1,871	$1,892	$1,900	$1,885	$1,890

Selected Trend Information
Average full time equivalent employees	4,435	4,776	4,359	4,431	4,517	4,584	4,699
Trust assets under management, at market value	$7,700	$7,078	$7,700	$7,720	$7,535	$7,424	$7,078
Total revenue (4)	$741	$731	$252	$246	$243	$248	$236
Core fee-based revenue (5)	$172	$167	$54	$60	$57	$57	$58
Mortgage loans originated for sale during period	$778	$1,977	$298	$276	$204	$327	$514
Mortgage portfolio serviced for others	$8,012	$8,014	$8,012	$8,052	$8,084	$8,084	$8,014
Mortgage servicing rights, net / Portfolio serviced for others	0.76%	0.79%	0.76%	0.76%	0.77%	0.78%	0.79%

At Period End
Loans / deposits			94.27%	98.43%	93.90%	92.06%	84.99%
Risk weighted assets (6) (7)			$18,031	$17,911	$17,075	$16,694	$16,359
Tier 1 common equity (1)			$1,873	$1,920	$1,912	$1,913	$1,904
Stockholders’ equity / assets			11.19%	11.39%	11.69%	11.93%	12.13%
Tangible common equity / tangible assets (8)			7.57%	7.79%	7.96%	8.11%	8.21%
Tangible equity / tangible assets (8)			7.82%	8.03%	8.22%	8.38%	8.49%
Tier 1 common equity / risk-weighted assets (6) (7)			10.39%	10.72%	11.20%	11.46%	11.64%
Tier 1 leverage ratio (6) (7)			7.87%	8.26%	8.46%	8.70%	8.76%
Tier 1 risk-based capital ratio (6) (7)			10.73%	11.06%	11.56%	11.83%	12.02%
Total risk-based capital ratio (6) (7)			11.98%	12.31%	12.81%	13.09%	13.44%
Shares outstanding, end of period			154,743	159,480	161,012	162,623	164,303

Non-GAAP Financial Measures Reconciliation
Efficiency ratio (2)	69.85%	70.14%	69.44%	69.70%	70.41%	73.70%	71.45%
Taxable equivalent adjustment	(1.34)	(1.44)	(1.36)	(1.32)	(1.35)	(1.49)	(1.50)
Asset gains, net	0.61	0.25	1.36	0.26	0.22	0.80	0.59
Other intangible amortization	(0.41)	(0.42)	(0.40)	(0.41)	(0.42)	(0.42)	(0.44)
Efficiency ratio, fully taxable equivalent (2)	68.71%	68.53%	69.04%	68.23%	68.86%	72.59%	70.10%

(1)	Tier 1 common equity, a non-GAAP financial measure, is used by banking regulators, investors and analysts to assess and compare the quality and composition of our capital with the capital of other financial services companies. Management uses Tier 1 common equity, along with other capital measures, to assess and monitor our capital position. Tier 1 common equity (period end and average) is Tier 1 capital excluding qualifying perpetual preferred stock and qualifying trust preferred securities.
(2)	Efficiency ratio is defined by the Federal Reserve guidance as noninterest expense divided by the sum of net interest income plus noninterest income, excluding investment securities gains / losses, net. Efficiency ratio, fully taxable equivalent, is noninterest expense, excluding other intangible amortization, divided by the sum of taxable equivalent net interest income plus noninterest income, excluding investment securities gains / losses, net and asset gains / losses, net. This efficiency ratio is presented on a taxable equivalent basis, which adjusts net interest income for the tax-favored status of certain loans and investment securities. Management believes this measure to be the preferred industry measurement of net interest income as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and it excludes certain specific revenue items (such as investment securities gains / losses, net and asset gains / losses, net).
(3)	Ratio is based upon basic earnings per common share.
(4)	Total revenue, a non-GAAP financial measure, is the sum of taxable equivalent net interest income, core fee-based revenues, and other noninterest income categories, as presented on Page 2 in the Consolidated Statements of Income and Page 6 in the Net Interest Income Analysis.
(5)	Core fee-based revenue, a non-GAAP financial measure, is the sum of trust service fees, service charges on deposit accounts, card-based and other nondeposit fees, insurance commissions, and brokerage and annuity commissions, as presented on Page 2 in the Consolidated Statements of Income.
(6)	September 30, 2014 data is estimated.
(7)	The Federal Reserve establishes capital adequacy requirements, including well-capitalized standards for the Corporation. The OCC establishes similar capital adequacy requirements and standards for the Bank. Regulatory capital primarily consists of Tier 1 risk-based capital and Tier 2 risk-based capital. The sum of Tier 1 risk-based capital and Tier 2 risk-based capital equals our total risk-based capital. Risk-based capital guidelines require a minimum level of capital as a percentage of risk-weighted assets. Risk-weighted assets consist of total assets plus certain off-balance sheet and market items, subject to adjustment for predefined credit risk factors.
(8)	Tangible equity, tangible common equity and tangible assets exclude goodwill and other intangible assets, which is a non-GAAP financial measure. These financial measures have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.

Associated Banc-Corp

Selected Asset Quality Information

(in thousands)	Sep 30, 2014	Jun 30, 2014	Sep14 vs Jun14 % Change	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep14 vs Sep13 % Change
Allowance for Loan Losses
Beginning balance	$271,851	$267,916	1.5%	$268,315	$271,724	$277,218	(1.9%)
Provision for loan losses	(3,000)	6,500	(146.2%)	5,000	2,000	—	N/M
Charge offs	(14,850)	(9,107)	63.1%	(11,361)	(18,742)	(20,288)	(26.8%)
Recoveries	12,261	6,542	87.4%	5,962	13,333	14,794	(17.1%)

Net charge offs	(2,589)	(2,565)	0.9%	(5,399)	(5,409)	(5,494)	(52.9%)

Ending balance	$266,262	$271,851	(2.1%)	$267,916	$268,315	$271,724	(2.0%)

Allowance for Unfunded Commitments
Beginning balance	$20,400	$21,900	(6.8%)	$21,900	$21,600	$22,400	(8.9%)
Provision for unfunded commitments	4,000	(1,500)	N/M	—	300	(800)	N/M

Ending balance	$24,400	$20,400	19.6%	$21,900	$21,900	$21,600	13.0%

Allowance for credit losses	$290,662	$292,251	(0.5%)	$289,816	$290,215	$293,324	(0.9%)

Net Charge Offs	Sep 30, 2014	Jun 30, 2014	Sep14 vs Jun14 % Change	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep14 vs Sep13 % Change
Commercial and industrial	$572	$(1,377)	(141.5%)	$2,725	$4,555	$(447)	(228.0%)
Commercial real estate—owner occupied	2,210	(550)	N/M	(124)	967	2,076	6.5%
Lease financing	(6)	29	(120.7%)	—	(16)	—	N/M

Commercial and business lending	2,776	(1,898)	(246.3%)	2,601	5,506	1,629	70.4%
Commercial real estate—investor	(4,065)	(239)	N/M	(1,031)	137	(414)	N/M
Real estate construction	350	795	(56.0%)	113	(3,130)	(303)	(215.5%)

Commercial real estate lending	(3,715)	556	N/M	(918)	(2,993)	(717)	418.1%

Total commercial	(939)	(1,342)	(30.0%)	1,683	2,513	912	(203.0%)
Home equity revolving lines of credit	1,098	1,380	(20.4%)	1,182	966	767	43.2%
Home equity loans 1st liens	118	448	(73.7%)	406	372	564	(79.1%)
Home equity loans junior liens	728	948	(23.2%)	859	1,111	800	(9.0%)

Home equity	1,944	2,776	(30.0%)	2,447	2,449	2,131	(8.8%)
Installment and credit cards	910	247	268.4%	113	(611)	124	N/M
Residential mortgage	674	884	(23.8%)	1,156	1,058	2,327	(71.0%)

Total consumer	3,528	3,907	(9.7%)	3,716	2,896	4,582	(23.0%)

Total net charge offs	$2,589	$2,565	0.9%	$5,399	$5,409	$5,494	(52.9%)

Net Charge Offs to Average Loans (in basis points) *	Sep 30, 2014	Jun 30, 2014		Mar 31, 2014	Dec 31, 2013	Sep 30, 2013
Commercial and industrial	4	(10)		22	38	(4)
Commercial real estate—owner occupied	84	(20)		(5)	34	72
Lease financing	(5)	22		—	(12)	—

Commercial and business lending	17	(12)		17	37	11
Commercial real estate—investor	(54)	(3)		(14)	2	(6)
Real estate construction	14	33		5	(145)	(15)

Commercial real estate lending	(37)	6		(10)	(32)	(8)

Total commercial	(3)	(5)		7	10	4
Home equity revolving lines of credit	50	64		55	44	34
Home equity loans 1st liens	7	26		23	19	27
Home equity loans junior liens	159	196		171	205	140

Home equity	45	64		55	52	44
Installment and credit cards	78	25		11	(59)	11
Residential mortgage	6	9		12	11	25

Total consumer	22	25		25	19	30

Total net charge offs	6	6		14	14	14

Credit Quality	Sep 30, 2014	Jun 30, 2014	Sep14 vs Jun14 % Change	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep14 vs Sep13 % Change
Nonaccrual loans	$184,138	$179,226	2.7%	$177,978	$185,428	$207,594	(11.3%)
Other real estate owned (OREO)	16,840	17,729	(5.0%)	19,173	18,118	25,077	(32.8%)

Total nonperforming assets	$200,978	$196,955	2.0%	$197,151	$203,546	$232,671	(13.6%)

Loans 90 or more days past due and still accruing	$1,690	$1,776	(4.8%)	$723	$2,350	$2,063	(18.1%)
Allowance for loan losses / loans	1.55%	1.59%		1.63%	1.69%	1.74%
Allowance for loan losses / nonaccrual loans	144.60	151.68		150.53	144.70	130.89
Nonaccrual loans / total loans	1.07	1.05		1.08	1.17	1.33
Nonperforming assets / total loans plus OREO	1.17	1.15		1.20	1.28	1.49
Nonperforming assets / total assets	0.78	0.77		0.79	0.84	0.98
Net charge offs / average loans (annualized)	0.06	0.06		0.14	0.14	0.14
Year-to-date net charge offs / average loans	0.08	0.10		0.14	0.25	0.29
Nonaccrual loans by type:
Commercial and industrial	$51,143	$40,846	25.2%	$38,488	$37,719	$36,105	41.7%
Commercial real estate—owner occupied	24,340	31,725	(23.3%)	26,735	29,664	28,301	(14.0%)
Lease financing	1,947	1,541	26.3%	172	69	99	N/M

Commercial and business lending	77,430	74,112	4.5%	65,395	67,452	64,505	20.0%
Commercial real estate—investor	25,106	28,135	(10.8%)	33,611	37,596	49,841	(49.6%)
Real estate construction	8,187	6,988	17.2%	6,667	6,467	18,670	(56.1%)

Commercial real estate lending	33,293	35,123	(5.2%)	40,278	44,063	68,511	(51.4%)

Total commercial	110,723	109,235	1.4%	105,673	111,515	133,016	(16.8%)
Home equity revolving lines of credit	10,154	10,056	1.0%	10,356	11,883	11,991	(15.3%)
Home equity loans 1st liens	4,664	4,634	0.6%	5,341	6,135	6,131	(23.9%)
Home equity loans junior liens	6,443	6,183	4.2%	6,788	7,149	7,321	(12.0%)

Home equity	21,261	20,873	1.9%	22,485	25,167	25,443	(16.4%)
Installment and credit cards	653	771	(15.3%)	915	1,114	1,269	(48.5%)
Residential mortgage	51,501	48,347	6.5%	48,905	47,632	47,866	7.6%

Total consumer	73,415	69,991	4.9%	72,305	73,913	74,578	(1.6%)

Total nonaccrual loans	$184,138	$179,226	2.7%	$177,978	$185,428	$207,594	(11.3%)

*	Annualized.

N/M = Not meaningful.

Associated Banc-Corp

Selected Asset Quality Information (continued)

(in thousands)	Sep 30, 2014	Jun 30, 2014	Sep14 vs Jun14 % Change	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep14 vs Sep13 % Change
Restructured loans (accruing)
Commercial and industrial	$36,955	$28,849	28.1%	$27,776	$32,517	$32,145	15.0%
Commercial real estate—owner occupied	11,574	12,168	(4.9%)	11,579	13,009	14,425	(19.8%)

Commercial and business lending	48,529	41,017	18.3%	39,355	45,526	46,570	4.2%
Commercial real estate—investor	24,440	41,758	(41.5%)	46,020	44,946	35,073	(30.3%)
Real estate construction	805	1,224	(34.2%)	2,954	3,793	4,825	(83.3%)

Commercial real estate lending	25,245	42,982	(41.3%)	48,974	48,739	39,898	(36.7%)

Total commercial	73,774	83,999	(12.2%)	88,329	94,265	86,468	(14.7%)
Home equity revolving lines of credit	1,531	1,527	0.3%	1,178	1,117	1,118	36.9%
Home equity loans 1st liens	1,867	1,674	11.5%	1,656	1,436	1,628	14.7%
Home equity loans junior liens	7,184	7,243	(0.8%)	6,738	7,080	7,113	1.0%

Home equity	10,582	10,444	1.3%	9,572	9,633	9,859	7.3%
Installment and credit cards	1,106	1,185	(6.7%)	225	246	416	165.9%
Residential mortgage	19,141	18,753	2.1%	18,798	19,841	20,300	(5.7%)

Total consumer	30,829	30,382	1.5%	28,595	29,720	30,575	0.8%

Total restructured loans (accruing)	$104,603	$114,381	(8.5%)	$116,924	$123,985	$117,043	(10.6%)

Restructured loans in nonaccrual loans (not included above)	$63,314	$72,388	(12.5%)	$74,231	$59,585	$69,311	(8.7%)

Loans Past Due 30-89 Days	Sep 30, 2014	Jun 30, 2014	Sep14 vs Jun14 % Change	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep14 vs Sep13 % Change
Commercial and industrial	$3,947	$2,519	56.7%	$4,126	$6,826	$6,518	(39.4%)
Commercial real estate—owner occupied	2,675	6,323	(57.7%)	5,342	3,106	8,505	(68.5%)
Lease financing	—	556	(100.0%)	567	—	1,000	(100.0%)

Commercial and business lending	6,622	9,398	(29.5%)	10,035	9,932	16,023	(58.7%)
Commercial real estate—investor	15,869	2,994	430.0%	7,188	23,215	21,747	(27.0%)
Real estate construction	399	258	54.7%	679	1,954	820	(51.3%)

Commercial real estate lending	16,268	3,252	400.2%	7,867	25,169	22,567	(27.9%)

Total commercial	22,890	12,650	80.9%	17,902	35,101	38,590	(40.7%)
Home equity revolving lines of credit	6,739	6,986	(3.5%)	5,344	6,728	6,318	6.7%
Home equity loans 1st liens	1,503	1,685	(10.8%)	1,469	1,110	1,376	9.2%
Home equity loans junior liens	2,496	2,138	16.7%	3,006	2,842	2,206	13.1%

Home equity	10,738	10,809	(0.7%)	9,819	10,680	9,900	8.5%
Installment and credit cards	1,818	1,734	4.8%	1,269	1,150	1,170	55.4%
Residential mortgage	3,231	7,070	(54.3%)	4,498	6,118	6,722	(51.9%)

Total consumer	15,787	19,613	(19.5%)	15,586	17,948	17,792	(11.3%)

Total loans past due 30-89 days	$38,677	$32,263	19.9%	$33,488	$53,049	$56,382	(31.4%)

Potential Problem Loans	Sep 30, 2014	Jun 30, 2014	Sep14 vs Jun14 % Change	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep14 vs Sep13 % Change
Commercial and industrial	$133,416	$187,251	(28.8%)	$109,027	$113,669	$112,947	18.1%
Commercial real estate—owner occupied	49,008	57,757	(15.1%)	64,785	56,789	61,256	(20.0%)
Lease financing	3,787	2,280	66.1%	3,065	1,784	207	N/M

Commercial and business lending	186,211	247,288	(24.7%)	176,877	172,242	174,410	6.8%
Commercial real estate—investor	28,474	31,903	(10.7%)	34,790	52,429	87,526	(67.5%)
Real estate construction	2,227	4,473	(50.2%)	4,870	5,263	7,540	(70.5%)

Commercial real estate lending	30,701	36,376	(15.6%)	39,660	57,692	95,066	(67.7%)

Total commercial	216,912	283,664	(23.5%)	216,537	229,934	269,476	(19.5%)
Home equity revolving lines of credit	224	277	(19.1%)	310	303	170	31.8%
Home equity loans junior liens	687	822	(16.4%)	741	1,810	2,067	(66.8%)

Home equity	911	1,099	(17.1%)	1,051	2,113	2,237	(59.3%)
Installment and credit cards	4	844	(99.5%)	—	50	67	(94.0%)
Residential mortgage	2,166	2,445	(11.4%)	2,091	3,312	5,342	(59.5%)

Total consumer	3,081	4,388	(29.8%)	3,142	5,475	7,646	(59.7%)

Total potential problem loans	$219,993	$288,052	(23.6%)	$219,679	$235,409	$277,122	(20.6%)

N/M = Not meaningful.

Associated Banc-Corp

Net Interest Income Analysis—Taxable Equivalent Basis

Sequential Quarter

	Three months ended September 30, 2014			Three months ended June 30, 2014
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$6,652,227	$54,990	3.28%	$6,468,844	$53,519	3.32%
Commercial real estate lending	4,019,286	37,780	3.73	3,967,848	36,309	3.67

Total commercial	10,671,513	92,770	3.45	10,436,692	89,828	3.45
Residential mortgage	4,309,121	35,264	3.27	4,077,617	33,575	3.29
Retail	2,160,327	24,968	4.60	2,132,080	24,157	4.54

Total loans	17,140,961	153,002	3.55	16,646,389	147,560	3.55
Investment securities (1)	5,619,982	36,486	2.60	5,606,279	36,865	2.63
Other short-term investments	335,774	1,503	1.79	284,847	1,862	2.62

Investments and other	5,955,756	37,989	2.55	5,891,126	38,727	2.63

Total earning assets	23,096,717	$190,991	3.29	22,537,515	$186,287	3.31
Other assets, net	2,375,335			2,320,557

Total assets	$25,472,052			$24,858,072

Interest-bearing liabilities:
Savings deposits	$1,269,994	$254	0.08%	$1,267,297	$242	0.08%
Interest-bearing demand deposits	3,096,712	1,111	0.14	2,894,446	969	0.13
Money market deposits	7,721,167	3,153	0.16	7,340,244	2,928	0.16
Time deposits	1,545,851	2,103	0.54	1,597,535	2,056	0.52

Total interest-bearing deposits	13,633,724	6,621	0.19	13,099,522	6,195	0.19
Federal funds purchased and securities sold under agreements to repurchase	927,904	390	0.17	847,756	306	0.14
Other short-term funding	665,647	233	0.14	832,299	280	0.13
Long-term funding	2,931,714	6,179	0.84	2,931,957	6,146	0.84

Total short and long-term funding	4,525,265	6,802	0.60	4,612,012	6,732	0.58

Total interest-bearing liabilities	18,158,989	$13,423	0.29	17,711,534	$12,927	0.29
Noninterest-bearing demand deposits	4,239,654			4,073,310
Other liabilities	197,330			182,110
Stockholders’ equity	2,876,079			2,891,118

Total liabilities and stockholders’ equity	$25,472,052			$24,858,072

Net interest income and rate spread		$177,568	3.00%		$173,360	3.02%

Net interest margin			3.06%			3.08%
Taxable equivalent adjustment		$4,938			$4,657

Net Interest Income Analysis—Taxable Equivalent Basis

Comparable Quarter

	Three months ended September 30, 2014			Three months ended September 30, 2013
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$6,652,227	$54,990	3.28%	$5,876,745	$52,215	3.53%
Commercial real estate lending	4,019,286	37,780	3.73	3,768,895	37,630	3.96

Total commercial	10,671,513	92,770	3.45	9,645,640	89,845	3.70
Residential mortgage	4,309,121	35,264	3.27	3,714,459	30,479	3.28
Retail	2,160,327	24,968	4.60	2,364,266	26,816	4.51

Total loans	17,140,961	153,002	3.55	15,724,365	147,140	3.72
Investment securities (1)	5,619,982	36,486	2.60	4,980,228	32,282	2.59
Other short-term investments	335,774	1,503	1.79	334,874	1,260	1.51

Investments and other	5,955,756	37,989	2.55	5,315,102	33,542	2.52

Total earning assets	23,096,717	$190,991	3.29	21,039,467	$180,682	3.42
Other assets, net	2,375,335			2,274,110

Total assets	$25,472,052			$23,313,577

Interest-bearing liabilities:
Savings deposits	$1,269,994	$254	0.08%	$1,204,743	$249	0.08%
Interest-bearing demand deposits	3,096,712	1,111	0.14	2,810,962	1,101	0.16
Money market deposits	7,721,167	3,153	0.16	7,556,050	3,449	0.18
Time deposits	1,545,851	2,103	0.54	1,773,760	2,818	0.63

Total interest-bearing deposits	13,633,724	6,621	0.19	13,345,515	7,617	0.23
Federal funds purchased and securities sold under agreements to repurchase	927,904	390	0.17	633,594	308	0.19
Other short-term funding	665,647	233	0.14	1,417,113	434	0.12
Long-term funding	2,931,714	6,179	0.84	614,708	6,866	4.47

Total short and long-term funding	4,525,265	6,802	0.60	2,665,415	7,608	1.14

Total interest-bearing liabilities	18,158,989	$13,423	0.29	16,010,930	$15,225	0.38
Noninterest-bearing demand deposits	4,239,654			4,264,304
Other liabilities	197,330			175,453
Stockholders’ equity	2,876,079			2,862,890

Total liabilities and stockholders’ equity	$25,472,052			$23,313,577

Net interest income and rate spread		$177,568	3.00%		$165,457	3.04%

Net interest margin			3.06%			3.13%
Taxable equivalent adjustment		$4,938			$4,948

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2)	Nonaccrual loans and loans held for sale have been included in the average balances.
(3)	Interest income includes net loan fees.

Associated Banc-Corp

Net Interest Income Analysis—Taxable Equivalent Basis

Year Over Year

	Nine months ended September 30, 2014			Nine months ended September 30, 2013
	Average	Interest	Average	Average	Interest	Average
(in thousands)	Balance	Income / Expense	Yield / Rate	Balance	Income / Expense	Yield / Rate
Earning assets:
Loans: (1) (2) (3)
Commercial and business lending	$6,419,328	$160,189	3.34%	$5,785,024	$156,541	3.62%
Commercial real estate lending	3,965,242	109,681	3.70	3,695,150	109,298	3.95

Total commercial	10,384,570	269,870	3.47	9,480,174	265,839	3.75
Residential mortgage	4,105,892	101,503	3.30	3,666,556	91,074	3.31
Retail	2,163,771	73,538	4.54	2,487,723	84,487	4.54

Total loans	16,654,233	444,911	3.57	15,634,453	441,400	3.77
Investment securities (1)	5,559,398	110,273	2.64	4,930,195	97,340	2.63
Other short-term investments	299,692	4,814	2.14	327,209	3,740	1.53

Investments and other	5,859,090	115,087	2.62	5,257,404	101,080	2.56

Total earning assets	22,513,323	$559,998	3.32	20,891,857	$542,480	3.47
Other assets, net	2,339,067			2,328,652

Total assets	$24,852,390			$23,220,509

Interest-bearing liabilities:
Savings deposits	$1,244,483	$715	0.08%	$1,185,059	$693	0.08%
Interest-bearing demand deposits	2,930,236	2,903	0.13	2,819,585	3,470	0.16
Money market deposits	7,413,513	8,906	0.16	7,178,857	10,304	0.19
Time deposits	1,600,472	6,451	0.54	1,891,026	9,460	0.67

Total interest-bearing deposits	13,188,704	18,975	0.19	13,074,527	23,927	0.24
Federal funds purchased and securities sold under agreements to repurchase	860,732	1,001	0.16	696,343	1,051	0.20
Other short-term funding	610,055	629	0.14	1,357,230	1,291	0.13
Long-term funding	2,955,797	18,836	0.85	779,079	22,833	3.91

Total short and long-term funding	4,426,584	20,466	0.62	2,832,652	25,175	1.19

Total interest-bearing liabilities	17,615,288	$39,441	0.30	15,907,179	$49,102	0.41
Noninterest-bearing demand deposits	4,160,025			4,214,265
Other liabilities	191,802			200,123
Stockholders’ equity	2,885,275			2,898,942

Total liabilities and stockholders’ equity	$24,852,390			$23,220,509

Net interest income and rate spread		$520,557	3.02%		$493,378	3.06%

Net interest margin			3.09%			3.15%
Taxable equivalent adjustment		$14,251			$15,034

(1)	The yield on tax exempt loans and securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented and is net of the effects of certain disallowed interest deductions.
(2)	Nonaccrual loans and loans held for sale have been included in the average balances.
(3)	Interest income includes net loan fees.

Associated Banc-Corp

Financial Summary and Comparison

Period End Loan Composition

	Sep 30, 2014	Jun 30, 2014	Sep14 vs Jun14 % Change	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep14 vs Sep13 % Change
Commercial and industrial	$5,603,899	$5,616,205	(0.2%)	$5,222,141	$4,822,680	$4,703,056	19.2%
Commercial real estate—owner occupied	1,014,335	1,070,463	(5.2%)	1,098,089	1,114,715	1,147,352	(11.6%)
Lease financing	52,600	51,873	1.4%	52,500	55,483	51,727	1.7%

Commercial and business lending	6,670,834	6,738,541	(1.0%)	6,372,730	5,992,878	5,902,135	13.0%
Commercial real estate—investor	3,043,361	2,990,732	1.8%	3,001,219	2,939,456	2,847,152	6.9%
Real estate construction	982,426	1,000,421	(1.8%)	969,617	896,248	834,744	17.7%

Commercial real estate lending	4,025,787	3,991,153	0.9%	3,970,836	3,835,704	3,681,896	9.3%

Total commercial	10,696,621	10,729,694	(0.3%)	10,343,566	9,828,582	9,584,031	11.6%
Home equity revolving lines of credit	880,435	866,042	1.7%	856,679	874,840	875,703	0.5%
Home equity loans 1st liens	619,774	659,598	(6.0%)	705,835	742,120	794,912	(22.0%)
Home equity loans junior liens	176,316	187,732	(6.1%)	199,488	208,054	220,763	(20.1%)

Home equity	1,676,525	1,713,372	(2.2%)	1,762,002	1,825,014	1,891,378	(11.4%)
Installment and credit cards	459,682	469,203	(2.0%)	393,321	407,074	420,268	9.4%
Residential mortgage	4,326,262	4,132,783	4.7%	3,942,555	3,835,591	3,690,177	17.2%

Total consumer	6,462,469	6,315,358	2.3%	6,097,878	6,067,679	6,001,823	7.7%

Total loans	$17,159,090	$17,045,052	0.7%	$16,441,444	$15,896,261	$15,585,854	10.1%

Period End Deposit and Customer Funding Composition
	Sep 30, 2014	Jun 30, 2014	Sep14 vs Jun14 % Change	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep14 vs Sep13 % Change
Noninterest-bearing demand	$4,302,454	$4,211,057	2.2%	$4,478,981	$4,626,312	$4,453,663	(3.4%)
Savings	1,256,567	1,275,493	(1.5%)	1,252,669	1,159,512	1,195,944	5.1%
Interest-bearing demand	3,637,411	2,918,900	24.6%	3,084,457	2,889,705	2,735,529	33.0%
Money market	7,491,460	7,348,650	1.9%	7,069,173	6,906,442	8,199,281	(8.6%)
Brokered CDs	9,242	44,809	(79.4%)	51,235	50,450	56,024	(83.5%)
Other time	1,504,124	1,517,350	(0.9%)	1,573,412	1,634,746	1,697,467	(11.4%)

Total deposits	18,201,258	17,316,259	5.1%	17,509,927	17,267,167	18,337,908	(0.7%)
Customer repo sweeps	493,451	489,886	0.7%	548,179	419,247	515,555	(4.3%)

Total deposits and customer funding	$18,694,709	$17,806,145	5.0%	$18,058,106	$17,686,414	$18,853,463	(0.8%)

Network transaction deposits included above in interest-bearing demand & money market	$2,207,055	$2,238,923	(1.4%)	$2,141,976	$1,936,403	$2,222,810	(0.7%)
Brokered CDs	9,242	44,809	(79.4%)	51,235	50,450	56,024	(83.5%)

Total network and brokered funding	2,216,297	2,283,732	(3.0%)	2,193,211	1,986,853	2,278,834	(2.7%)

Net customer deposits and funding (1)	$16,478,412	$15,522,413	6.2%	$15,864,895	$15,699,561	$16,574,629	(0.6%)

(1)	Total deposits and customer funding excluding total network and brokered funding.

Quarter Average Loan Composition
	Sep 30, 2014	Jun 30, 2014	Sep14 vs Jun14 % Change	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep14 vs Sep13 % Change
Commercial and industrial	$5,558,135	$5,335,488	4.2%	$4,983,943	$4,709,435	$4,680,582	18.7%
Commercial real estate—owner occupied	1,043,001	1,081,552	(3.6%)	1,093,114	1,119,186	1,142,919	(8.7%)
Lease financing	51,091	51,804	(1.4%)	54,128	53,817	53,244	(4.0%)

Commercial and business lending	6,652,227	6,468,844	2.8%	6,131,185	5,882,438	5,876,745	13.2%
Commercial real estate—investor	3,013,210	3,014,827	(0.1%)	2,993,046	2,878,176	2,940,115	2.5%
Real estate construction	1,006,076	953,021	5.6%	914,317	858,138	828,780	21.4%

Commercial real estate lending	4,019,286	3,967,848	1.3%	3,907,363	3,736,314	3,768,895	6.6%

Total commercial	10,671,513	10,436,692	2.2%	10,038,548	9,618,752	9,645,640	10.6%
Home equity revolving lines of credit	875,388	866,952	1.0%	868,614	876,938	882,478	(0.8%)
Home equity loans 1st liens	638,592	681,607	(6.3%)	724,995	767,857	826,653	(22.7%)
Home equity loans junior liens	181,880	193,727	(6.1%)	203,984	214,557	227,021	(19.9%)

Home equity	1,695,860	1,742,286	(2.7%)	1,797,593	1,859,352	1,936,152	(12.4%)
Installment and credit cards	464,467	389,794	19.2%	401,742	413,236	428,114	8.5%
Residential mortgage	4,309,121	4,077,617	5.7%	3,926,734	3,856,944	3,714,459	16.0%

Total consumer	6,469,448	6,209,697	4.2%	6,126,069	6,129,532	6,078,725	6.4%

Total loans	$17,140,961	$16,646,389	3.0%	$16,164,617	$15,748,284	$15,724,365	9.0%

Quarter Average Deposit Composition
	Sep 30, 2014	Jun 30, 2014	Sep14 vs Jun14 % Change	Mar 31, 2014	Dec 31, 2013	Sep 30, 2013	Sep14 vs Sep13 % Change
Noninterest-bearing demand	$4,239,654	$4,073,310	4.1%	$4,166,305	$4,353,315	$4,264,304	(0.6%)
Savings	1,269,994	1,267,297	0.2%	1,195,337	1,200,338	1,204,743	5.4%
Interest-bearing demand	3,096,712	2,894,446	7.0%	2,796,247	2,852,090	2,810,962	10.2%
Money market	7,721,167	7,340,244	5.2%	7,173,106	7,748,650	7,556,050	2.2%
Time deposits	1,545,851	1,597,535	(3.2%)	1,659,277	1,727,138	1,773,760	(12.8%)

Total deposits	$17,873,378	$17,172,832	4.1%	$16,990,272	$17,881,531	$17,609,819	1.5%